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                                                                     EXHIBIT 3.2


                           CERTIFICATE OF AMENDMENT
                                    OF THE
                           CERTIFICATE OF FORMATION
                                      OF
                              ACN OPERATING, LLC


       UNDER SECTION 18-202 OF THE DELAWARE LIMITED LIABILIY COMPANY ACT
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          Pursuant to Sections 18-202 of the Delaware Limited Liability Company
Act of the State of Delaware, the undersigned, being the Secretary of ACN Operating, LLC, a Delaware limited liability company (the "Company") does hereby certify the following:

          FIRST:    The name of the Company is ACN Operating, LLC.

          SECOND:   The original Certificate of Formation of the Company was
filed with the Secretary of State of Delaware on August 28, 1998.

          THIRD:    The Certificate of Formation of the Company is hereby
amended to effect a change in Article First thereof, relating to the name of the Company, accordingly Article First of the Certificate of Formation shall be amended to read in its entirety as follows:

          "FIRST. The name of the limited liability company is Audio Communications Network, LLC".

          IN WITNESS WHEREOF, the undersigned affirms as true the foregoing under penalties of perjury, and has executed this Certificate this 9th day of October, 1998.


                              ACN OPERATATING, LLC



                              By: /s/ Peni Garber
                                 ---------------------
                                 Name:  Peni Garber
                                 Title: Secretary